                                                                    EXHIBIT 10.9

                                NCR OFFICER PLAN

                             Effective June 1, 2002

                                    PREAMBLE

     NCR Corporation (the "Company") adopts this NCR Officer Plan (the "Plan") effective as of June 1, 2002, to assist in attracting and retaining highly qualified candidates to fill key positions, by providing a nonqualified supplemental pension that assures that the total package of retirement benefits received by a participant with respect to years served in a Band I or Band II position equals 1.75% of the average salary received while serving in such positions.

     The terms of the Plan were approved by the Compensation Committee of the NCR Board of Directors at a meeting on April 23, 2002, and the Senior Vice President, Human Resources was authorized and directed to prepare and execute a plan document providing for the Plan.

                                NCR OFFICER PLAN

                                   ARTICLE I

                                  Definitions

     Wherever used herein, the following terms have the meanings indicated:

     1.1 "Board of Directors" means the Board of Directors of NCR Corporation.

     1.2 "Code" means the Internal Revenue Code of 1986, as amended.

     1.3 "Committee" means the Compensation Committee of the Board of Directors.

     1.4 "Company" means NCR Corporation, a Maryland corporation, and its subsidiaries and affiliates.

     1.5 "NCR" means NCR Corporation, and does not include its subsidiaries and affiliates.

     1.6 "Participant" means each individual who participates in the Plan in accordance with Article II.

     1.7 "Pension Plan" means the NCR Pension Plan, or any successor plan.

     1.8 "Plan" means the NCR Officer Plan as set forth in this document, and in any amendments from time to time made hereto.

                                   ARTICLE II

                            Participation and Vesting

     2.1 Participation. An individual becomes a Participant in the Plan if he or she is hired or promoted for the first time by the Company into a Band I position in the United States or internationally, or a Band II position in the United States, on or after June 1, 2002. A non-U.S. citizen in a Band II position who works in the United States for a limited time on an expatriate assignment and remains covered by his or her home country benefit plans will not become a Participant in the Plan, unless such individual applies for permanent residency status (green card) after June 1, 2002, and the green card is approved, and the individual becomes covered by NCR's U.S. benefits. The Committee in its discretion may designate other employees of the Company as Participants in the Plan.

     2.2 Vesting. A Participant becomes vested in his or her benefit under the Plan after completing five years of service as an employee of the Company.

     2.3 Termination of Participation. Accrual of benefits under the Plan ceases on the earlier of the date on which the Participant terminates employment with the Company or dies, or the date on which the Participant ceases serving in a Band I or Band II position, provided that the Committee, in its discretion, may designate a later date for termination of an individual's participation in the Plan.

     2.4 Forfeiture of Benefits. All benefits to which a Participant would otherwise be eligible shall be forfeited if the Participant, during his or her employment with the Company and for a period of eighteen months after termination of employment for any reason, without the prior written consent of the Chief Executive Officer of NCR, (1) renders services directly or indirectly to any Competing Organization (as defined below) involving the development, manufacture, marketing, advertising or servicing of any product, process, system or service upon which the Participant worked or in which the Participant participated during the last three years of employment with the Company, (2) directly or indirectly recruits, hires, solicits or induces, or attempts to induce, any exempt employee of the Company to terminate their employment with or otherwise cease their relationship with the Company, (3) canvasses or solicits business with any firm or company with whom the Participant worked during the preceding five years while employed by the Company, including customers of the Company, or (4) discloses to any third party any Company confidential, technical, marketing, business, financial or other information not publicly available.

     "Competing Organization" means an organization identified by the Chief Executive Officer of NCR as a Competing Organization in January of the year in which employment with the Company terminates, and any other person or organization which is engaged in or about to become engaged in research on or development, production, marketing, leasing, selling or servicing of a product, process, system or service which is the same or similar to or competes with a product, process, system or service manufactured, sold, serviced or otherwise provided by the Company to its customers.

     All benefits to which a Participant would otherwise be eligible shall also be forfeited if a Participant is terminated by the Company for cause, or is determined by the Board to have engaged in misconduct in connection with the Participant's employment with the Company.

                                   ARTICLE III

                                    Benefits

     3.1 Benefit. Each Participant with at least five years of service with the Company shall be entitled to a benefit under this Plan, expressed as a single life annuity payable at age 65, in an annual amount equal to (a) minus (b).

          (a) 1.75% of Officer Compensation, multiplied by the years of Officer Service.

          (b)  The Retirement Offset.

     3.2 Definitions.

          (a) Officer Compensation. "Officer Compensation" means the average annual compensation earned by the Participant while serving in a Band I or Band II position. For U.S. Participants, "compensation" has the same meaning as the defined term "Compensation" in the Pension Plan, without the exclusion for pay received in the last quarter of employment, and without regard to the dollar limits imposed by the Internal Revenue Code. For non-U.S. Participants, NCR in its discretion shall determine a definition of compensation that is reasonably similar to the definition in the Pension Plan, which shall be the definition of compensation in the Company-sponsored pension plan, if any, in which the Participant participates, if such definition is reasonably similar to the Pension Plan definition.

          (b) Officer Service. "Officer Service" means the years and fractional years of service while serving in a Band I or Band II position.

          (c) Retirement Offset. The "Retirement Offset" means the annual amount, expressed as a life annuity, of any employer-provided pension paid to a Participant under the Pension Plan or any other defined benefit pension plan of the Company, attributable to the Participant's Officer Service, including any amount payable to a Participant from his or her PensionPlus benefit under the Pension Plan. "Retirement Offset" also includes any annual amount paid to a Participant from the NCR Nonqualified Excess Plan, any other nonqualified or supplemental pension plan funded by the Company (other than the NCR Mid-Career Hire Supplemental Pension Plan), or any long-term disability plan sponsored by the Company. The Retirement Offset does not include amounts payable from a Company-sponsored deferred compensation plan to the extent such amounts represent employee deferred compensation and earnings thereon.

     For purposes of determining the Retirement Offset, (1) a cash balance account benefit will be converted to a life annuity using the actuarial assumptions specified in the Pension Plan for converting lump sums to life annuities, (2) the portion of a benefit attributable to years of Officer Service shall be determined by multiplying the total benefit payable from the applicable plan by a fraction, the numerator of which is the years of Officer Service as a participant in the applicable plan, and the denominator of which is all years of service while a participant in the applicable plan, and (3) amounts payable from a Participant's benefit under a Company-sponsored retirement plan to a former spouse will be included in the Retirement Offset.

     If a Participant elects to commence the benefit under this Plan prior to commencing benefits under other Company-sponsored retirement plans, the Retirement Offset will be calculated as if benefits commenced under all such plans. In such case, the Retirement Offset shall not be recalculated when benefits under other retirement plans actually commence.

     3.3 Reduction for Early Retirement. If a Participant commences his or her benefit prior to age 62, the benefit shall be reduced in accordance with the following table:

                         Percentage of Monthly
                         Benefit which shall be
         Age at          paid commencing on the
     Commencement Date     Commencement Date
     -----------------   ----------------------
        62 and over              100.0%
        61                          94%
        60                          88%
        59                          82%
        58                          76%
        57                          70%
        56                          64%
        55                          58%

An adjustment shall be made by straight line interpolation for ages which are not integral. The reduction shall apply after the benefit calculation described in Section 3.1 is completed, including application of the Retirement Offset.

     3.4 Death Benefits. If an individual eligible for benefits from this Plan dies before retirement, but after becoming vested in a benefit from this Plan, a death benefit will be paid to the individual's spouse (if any), if the spouse is living at the time the death benefit is to commence. The benefit shall equal the survivor benefit that would have been payable to the spouse from the Plan if the Participant (1) terminated employment with the Company on the date of death, or on the actual date of termination of employment if prior to the date of death,
(2) commenced the Plan benefit on the earliest date following the date of death, and (3) selected a 50% joint and survivor annuity. The death benefit shall commence as of the later of the date of the Participant's death or the date the Participant would have attained age 55, and shall be paid as a monthly annuity for the life of the spouse.

                                   ARTICLE IV

                            Distribution of Benefits

     4.1 Form of Distribution. The benefit to which a Participant is entitled from the Plan shall be paid as elected by the Participant, as either a single life annuity, or a 50%, 75% or 100% joint and survivor annuity with the Participant's legal spouse on the date of commencement of benefits as the joint annuitant. If the Participant elects a joint and survivor annuity, the Participant's benefit will be actuarially adjusted using the tables in Appendix
A. The actuarial reduction shall apply after the benefit calculation described in Section 3.1 is completed, including application of the Retirement Offset, and after application of the early retirement reduction factor, if applicable.

     4.2 Commencement of Benefits. A Participant's benefit from this Plan shall commence on the first of any month after the Participant attains age 55, as elected by the Participant.

     4.3 Reemployment. If a Participant commences receiving benefits under this Plan and is subsequently reemployed on a full-time basis by the Company, payments from this Plan shall be permanently suspended during the period of reemployment.

     4.4 Currency. All distributions from this Plan will be paid in U.S. currency. Benefits based on non-U.S. compensation will be converted to U.S. currency in accord with NCR policy, as determined by NCR in its sole discretion.

     4.5 Lump Sum Distribution. If the actuarial present value of a Participant's benefit at termination of employment is $50,000 or less, the Participant may elect within 90 days to receive the benefit in an immediate single lump sum payment. If the Participant does not so elect within 90 days, the benefit will be paid in annuity form. The actuarial present value will be determined using the actuarial assumptions specified in the Pension Plan for converting life annuities to lump sum benefits.

     4.6 Withholdings. NCR shall withhold appropriate FICA and other applicable taxes from distributions under the Plan.

                                    ARTICLE V

                           Unfunded Nature of the Plan

     5.1 Unfunded Plan. This Plan shall be unfunded. The funds used for payment of benefits hereunder and of the expenses of administration hereof shall, until such actual payment, continue to be a part of the general funds of the Company, and no person other than the Company shall, by virtue of this Plan, have any interest in any such funds. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE VI

                           Administration of the Plan

     6.1 Plan Administrator. The Plan shall be administered by NCR. NCR shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. NCR shall have all powers necessary or appropriate to carry out its duties, including the discretionary authority to interpret the provisions of the Plan and the facts and circumstances of claims for benefits. NCR's decisions shall be final and binding on all parties.

     6.2 Delegation of Administrative Duties. NCR may, from time to time, delegate to any person or persons or organizations any of its rights, powers, and duties with respect to the operation and administration of the Plan.

     6.3 Determination of Benefits. In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, NCR's decisions, based upon this Plan and the Company's records, shall be final and binding.

                                   ARTICLE VII

                           Amendments and Termination

     7.1 Termination. This Plan shall terminate when all benefits payable under the terms of the Plan have been paid. The Compensation Committee or the Board of Directors in its discretion may terminate the Plan at any time, provided, however, that no such action shall adversely affect the right of any Participant or surviving spouse to a benefit to which he or she has become entitled pursuant to this Plan.

     7.2 Amendment. The Compensation Committee or the Board of Directors may amend the Plan, provided that no such action shall adversely affect the right of any Participant or surviving spouse to a benefit to which he or she has become entitled pursuant to this Plan.

     7.3 Lump Sum Cash-Out. For purposes of this Article VII, a decision by the Compensation Committee or Board of Directors to pay a single lump sum equal to the present value of any annuity payment due under the Plan shall not be construed as adversely affecting the right of a Participant or surviving spouse to a benefit entitlement under the Plan.

                                  ARTICLE VIII

                                Change-in-Control

     8.1 Change-in-Control. In the event of a Change-in-Control, as defined in the NCR Change-in-Control Severance Plan for Executive Officers (the "Change-in-Control Plan") or a successor plan, a Participant whose employment with the Company is terminated involuntarily during the three years following the Change-in-Control will be fully vested under this Plan. If the Change-in-Control Plan terminates before the occurrence of a Change-in-Control, the definition contained therein as of the date of such termination shall govern for purposes of this section.

                                   ARTICLE IX

                                  Miscellaneous

     8.1 Governing Law. This Plan shall be governed by the Employee Retirement Income Security Act of 1974 ("ERISA") except as otherwise exempt. To the extent not governed by ERISA, it shall be governed by the laws of the State of Ohio.

     8.2 Assignment Prohibited. Assignment, pledge or encumbrance of any kind of benefits under the Plan shall not be permitted or recognized, including assignment of benefits pursuant to a domestic relations order; provided, however, that amounts owed by a Participant to the Company may be collected from benefits otherwise payable from the Plan, in the discretion of NCR.

     8.3 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall continue to be fully effective.

     8.4 No Additional Rights. Participation in this Plan shall not give to any employee the right to be retained in the employ of the Company nor any right or interest in this Plan other than as herein specifically provided. No employee shall have any right to a benefit under this Plan unless he or she meets the conditions specified in Sections 2.1 and 2.2.

     8.5 Expenses. Expenses of the Plan shall be paid by the Company.

     8.6 Domestic Partners. If a Participant has a domestic partner who qualifies under the terms of the Pension Plan (or a similar defined benefit plan in a non-U.S. location) as the Participant's joint annuitant or as entitled to death benefits as a surviving spouse, then such domestic partner may be designated by the Participant as joint annuitant under this Plan, or will be entitled to a death benefit under this Plan, as the case may be.

     8.6 Facility of Payment. Any payment to a Participant or spouse or domestic partner of a Participant or the legal representative of either, in accordance with the terms of this Plan, shall to the extent thereof be in full satisfaction of all claims such person may have against the Company hereunder, which may require such payee, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by NCR.

     8.7 Single Benefit Payment. The benefit payable from this Plan and any benefits to which a Participant is entitled from other nonqualified plans sponsored by the Company may be combined and paid by a single check, according to standard payment practices, in the discretion of the Company.

     8.8 Exemption From Portions of ERISA. This Plan is intended to qualify for exemption from Parts II, III and IV of the Employee Retirement Income Security Act of 1974 ("ERISA") as a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 11th day of February, 2003.

                                     NCR CORPORATION


                                     By:       /s/ Wilbert Buiter
                                         ---------------------------------------
                                         Wilbert Buiter
                                         Senior Vice President, Human Resources

     APPENDIX A

                                     TABLE 1

                             Joint and 50% Survivor

     This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at one-half the rate after his death during the remaining lifetime of such spouse.

Age of
Surviving
Spouse                                                      Age of Employee
-------------------------------------------------------------------------------------------------------------------------
             55     56     57     58     59     60     61     62     63     64     65     66     67     68     69     70
-------------------------------------------------------------------------------------------------------------------------
70          96.0   95.6   95.1   94.6   94.1   93.5   92.8   92.1   91.3   90.4   89.5   88.5   87.4   86.3   85.1   83.9
69          95.6   95.2   94.7   94.2   93.6   93.0   92.3   91.5   90.7   89.8   88.8   87.8   86.7   85.5   84.3   83.0
68          95.3   94.8   94.3   93.7   93.1   92.4   91.7   90.9   90.0   89.1   88.1   87.0   85.9   84.7   83.4   82.1
67          94.9   94.4   93.9   93.3   92.6   91.9   91.1   90.3   89.4   88.4   87.4   86.3   85.1   83.9   82.6   81.2
66          94.6   94.0   93.5   92.8   92.1   91.4   90.6   89.7   88.8   87.7   86.7   85.5   84.3   83.0   81.7   80.3
65          94.2   93.6   93.0   92.3   91.6   90.8   90.0   89.0   88.1   87.0   85.9   84.8   83.5   82.2   80.9   79.5
64          93.8   93.2   92.5   91.8   91.1   90.3   89.4   88.4   87.4   86.3   85.2   84.0   82.7   81.4   80.0   78.6
63          93.4   92.7   92.1   91.3   90.6   89.7   88.8   87.8   86.8   85.7   84.5   83.3   82.0   80.6   79.2   77.8
62          92.9   92.3   91.6   90.8   90.0   89.1   88.2   87.2   86.1   85.0   83.8   82.6   81.2   79.9   78.4   76.9
61          92.5   91.9   91.1   90.3   89.5   88.6   87.6   86.6   85.5   84.3   83.1   81.8   80.5   79.1   77.6   76.2
60          92.1   91.4   90.7   89.8   89.0   88.0   87.0   86.0   84.8   83.6   82.4   81.1   79.8   78.3   76.9   75.4
59          91.7   91.0   90.2   89.3   88.4   87.5   86.4   85.4   84.2   83.0   81.7   80.4   79.1   77.6   76.1   74.6
58          91.2   90.5   89.7   88.8   87.9   86.9   85.9   84.8   83.6   82.4   81.0   79.8   78.4   76.9   75.4   73.9
57          90.8   90.0   89.2   88.3   87.4   86.4   85.3   84.2   83.0   81.7   80.4   79.1   77.7   76.2   74.7   73.2
56          90.4   89.6   88.7   87.8   86.9   85.8   84.7   83.6   82.4   81.1   79.8   78.5   77.0   75.6   74.0   72.5
55          89.9   89.1   88.3   87.3   86.3   85.3   84.2   83.0   81.8   80.5   79.2   77.9   76.4   74.9   73.4   71.8
54          89.5   88.7   87.8   86.9   85.8   84.8   83.7   82.5   81.2   79.9   78.6   77.3   75.8   74.3   72.8   71.2
53          89.1   88.2   87.3   86.4   85.4   84.3   83.1   81.9   80.7   79.4   78.0   76.7   75.2   73.7   72.2   70.6
52          88.7   87.8   86.9   85.9   84.9   83.8   82.6   81.4   80.1   78.8   77.4   76.1   74.6   73.1   71.6   70.0
51          88.3   87.4   86.4   85.4   84.4   83.3   82.1   80.9   79.6   78.3   76.9   75.6   74.1   72.6   71.0   69.5
50          87.8   87.0   86.0   85.0   83.9   82.8   81.6   80.4   79.1   77.8   76.4   75.1   73.6   72.1   70.5   68.9

     An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

     Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.

     Factors for other ages are available upon request.

                                   APPENDIX A
                                     TABLE 2

                             Joint and 75% Survivor

     This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at three-fourths the rate after his death during the remaining lifetime of such spouse.

Age of
Surviving
Spouse                                                      Age of Employee
-------------------------------------------------------------------------------------------------------------------------
             55     56     57     58     59     60     61     62     63     64     65     66     67     68     69     70
-------------------------------------------------------------------------------------------------------------------------
70          94.1   93.5   92.8   92.1   91.3   90.5   89.6   88.5   87.5   86.3   85.0   83.7   82.3   80.8   79.3   77.7

69          93.6   93.0   92.3   91.5   90.7   89.8   88.8   87.8   86.6   85.4   84.1   82.7   81.2   79.7   78.1   76.5

68          93.1   92.4   91.7   90.9   90.0   89.1   88.0   86.9   85.8   84.5   83.1   81.7   80.2   78.6   77.0   75.4

67          92.6   91.9   91.1   90.3   89.3   88.3   87.3   86.1   84.9   83.6   82.2   80.7   79.2   77.6   75.9   74.2

66          92.1   91.3   90.5   89.6   88.7   87.6   86.5   85.3   84.0   82.7   81.2   79.7   78.2   76.5   74.9   73.1

65          91.5   90.7   89.8   88.9   87.9   86.8   85.7   84.4   83.1   81.7   80.2   78.8   77.2   75.5   73.8   72.1

64          90.9   90.1   89.2   88.2   87.2   86.1   84.9   83.6   82.2   80.8   79.3   77.8   76.2   74.5   72.8   71.0

63          90.4   89.5   88.6   87.6   86.5   85.3   84.1   82.8   81.4   79.9   78.4   76.9   75.2   73.5   71.8   70.0

62          89.8   88.9   87.9   86.9   85.8   84.6   83.3   81.9   80.5   79.0   77.5   75.9   74.3   72.5   70.8   69.0

61          89.2   88.3   87.3   86.2   85.0   83.8   82.5   81.1   79.7   78.2   76.6   75.0   73.3   71.6   69.8   68.0

60          88.6   87.6   86.6   85.5   84.3   83.1   81.7   80.3   78.9   77.3   75.7   74.1   72.4   70.7   68.9   67.1

59          88.0   87.0   86.0   84.8   83.6   82.3   81.0   79.5   78.0   76.5   74.9   73.3   71.6   69.8   68.0   66.2

58          87.4   86.4   85.3   84.1   82.9   81.6   80.2   78.8   77.2   75.7   74.0   72.4   70.7   69.0   67.2   65.4

57          86.8   85.8   84.6   83.5   82.2   80.9   79.5   78.0   76.5   74.9   73.2   71.6   69.9   68.1   66.3   64.5

56          86.2   85.1   84.0   82.8   81.5   80.2   78.7   77.3   75.7   74.1   72.4   70.8   69.1   67.3   65.5   63.7

55          85.6   84.5   83.4   82.1   80.8   79.5   78.0   76.5   75.0   73.4   71.7   70.1   68.3   66.6   64.8   63.0

54          85.1   83.9   82.7   81.5   80.2   78.8   77.3   75.8   74.3   72.6   71.0   69.4   67.6   65.8   64.1   62.3

53          84.5   83.3   82.1   80.9   79.5   78.1   76.7   75.1   73.6   71.9   70.3   68.7   66.9   65.1   63.4   61.6

52          83.9   82.8   81.5   80.2   78.9   77.5   76.0   74.5   72.9   71.3   69.6   68.0   66.2   64.5   62.7   60.9

51          83.4   82.2   80.9   79.6   78.3   76.9   75.4   73.9   72.3   70.6   68.9   67.3   65.6   63.8   62.1   60.3

50          82.8   81.6   80.4   79.1   77.7   76.3   74.8   73.2   71.6   70.0   68.3   66.7   65.0   63.2   61.5   59.7

     An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

     Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.

     Factors for other ages are available upon request.

                                   APPENDIX A
                                     TABLE 3

                             Joint and 100% Survivor

     This table shows the percentage of the Basic Monthly Benefit payable to the Participant and continuing to his surviving spouse at the same rate after his death during the remaining lifetime of such spouse.

Age of
Surviving
Spouse                                                      Age of Employee
-------------------------------------------------------------------------------------------------------------------------
             55     56     57     58     59     60     61     62     63     64     65     66     67     68     69     70
-------------------------------------------------------------------------------------------------------------------------
70          92.3   91.5   90.7   89.8   88.8   87.7   86.5   85.3   83.9   82.5   81.0   79.4   77.7   75.9   74.1   72.3

69          91.7   90.9   90.0   89.0   88.0   86.8   85.6   84.3   82.9   81.4   79.8   78.2   76.5   74.7   72.8   70.9

68          91.0   90.2   89.2   88.2   87.1   85.9   84.7   83.3   81.9   80.3   78.7   77.0   75.2   73.4   71.5   69.6

67          90.4   89.5   88.5   87.4   86.3   85.0   83.7   82.3   80.8   79.2   77.6   75.8   74.0   72.2   70.3   68.4

66          89.7   88.7   87.7   86.6   85.4   84.1   82.8   81.3   79.8   78.2   76.5   74.7   72.9   71.0   69.1   67.1

65          89.0   88.0   86.9   85.7   84.5   83.2   81.7   80.2   78.7   77.0   75.3   73.6   71.7   69.8   67.9   65.9

64          88.3   87.2   86.1   84.9   83.6   82.2   80.8   79.3   77.6   75.9   74.2   72.4   70.6   68.7   66.7   64.7

63          87.5   86.5   85.3   84.1   82.7   81.3   79.8   78.3   76.6   74.9   73.1   71.4   69.5   67.5   65.6   63.6

62          86.8   85.7   84.5   83.2   81.9   80.4   78.9   77.3   75.6   73.9   72.1   70.3   68.4   66.5   64.5   62.5

61          86.1   84.9   83.7   82.4   81.0   79.5   78.0   76.3   74.6   72.9   71.0   69.3   67.4   65.4   63.5   61.5

60          85.4   84.2   82.9   81.6   80.1   78.6   77.0   75.4   73.7   71.9   70.0   68.3   66.3   64.4   62.4   60.5

59          84.6   83.4   82.1   80.7   79.3   77.7   76.1   74.5   72.7   70.9   69.1   67.3   65.4   63.4   61.5   59.5

58          83.9   82.6   81.3   79.9   78.4   76.9   75.2   73.6   71.8   70.0   68.1   66.3   64.4   62.5   60.5   58.6

57          83.2   81.9   80.5   79.1   77.6   76.0   74.4   72.7   70.9   69.1   67.2   65.4   63.5   61.6   59.6   57.7

56          82.4   81.1   79.8   78.3   76.8   75.2   73.5   71.8   70.0   68.2   66.4   64.6   62.7   60.7   58.8   56.9

55          81.7   80.4   79.0   77.5   76.0   74.4   72.7   71.0   69.2   67.4   65.5   63.7   61.8   59.9   58.0   56.1

54          81.0   79.7   78.2   76.8   75.2   73.6   71.9   70.2   68.4   66.6   64.7   62.9   61.0   59.1   57.2   55.3

53          80.3   79.0   77.5   76.0   74.4   72.8   71.1   69.4   67.6   65.8   63.9   62.2   60.3   58.4   56.5   54.6

52          79.6   78.3   76.8   75.3   73.7   72.1   70.4   68.6   66.9   65.0   63.2   61.4   59.5   57.7   55.8   53.9

51          79.0   77.6   76.1   74.6   73.0   71.4   69.7   67.9   66.1   64.3   62.5   60.7   58.9   57.0   55.1   53.2

50          78.3   76.9   75.4   73.9   72.3   70.7   69.0   67.2   65.5   63.6   61.8   60.1   58.2   56.3   54.5   52.6

     An interpolation shall be made for the age of the employee on the basis of full years and months as of the date of retirement.

     Age for the spouse of the employee shall be rounded to the nearest even age in full years as of the date of the employee's retirement.